AMENDMENT TO THE WILLIAM D. GEHL/GEHL COMPANY
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                         DATED AS OF DECEMBER 15, 1995.


     THIS AMENDMENT is made by and between Gehl Company ("GEHL"), a Wisconsin corporation with its principal place of business in West Bend, Wisconsin, and William D. Gehl, ("Executive") as of December 18, 1998.

                                    RECITALS

     WHEREAS, GEHL wishes to continue to retain the services of Executive as its Chairman of the Board, President and Chief Executive Officer and Executive desires to continue to serve GEHL in that capacity; and

     WHEREAS, GEHL and Executive wish to amend the Employment Agreement between the parties dated as of December 19, 1997.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

     Section 2, Term of Employment, shall be revised to read as follows:
Executive's "term of employment," as this phrase is used throughout this Agreement, shall be for the period commencing January 1, 1999, and ending on December 31, 2001.

     Section 3, Compensation, shall be revised to read as follows: GEHL shall pay or cause to be paid to Executive during the period commencing January 1, 1999, through the end of the term of employment a minimum base salary of Three Hundred Fifty Thousand Dollars ($350,000.00) per annum, payable in twenty-six
(26) equal installments (subject to the appropriate withholding items). This salary shall be reviewed at least annually by the GEHL Board of Directors or a committee thereof and increased or decreased in its discretion, subject to the minimum above.

     Section 9, Stock Option, shall be revised to read as follows: Concurrent with the execution of this Amendment Agreement, Executive and GEHL entered into a Stock Option Agreement, specifically referenced herein and made a part hereof, wherein Executive was granted, as of December 18, 1998, an option to purchase twenty-five thousand (25,000) shares of GEHL common stock under the 1995 Stock Option Plan.

     IN WITNESS WHEREOF, GEHL has caused this Agreement to be executed by its duly authorized officers, and Executive has hereunto set his hand, all as of the date set forth above.

                                          GEHL COMPANY

                                          ___________________________________
                                          Its Director

                                          ___________________________________
                                          Executive